Exhibit 10

FIRST AMENDMENT to the
SECOND AMENDED AND RESTATED
ALLIANCE AGREEMENT

Note:  Certain portions of this agreement, indicated by an "*",  and the exhibits to this agreement, have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended.

This Amendment, dated June 11,  2010, and effective as of May 26, 2010 (“Amendment Date”), is between General Mills Operations, LLC (“GMOL”) and Seneca Foods Corporation (“Seneca”) (“Amendment”).

WHEREAS, GMOL and Seneca entered into a Second Amended and Restated Alliance Agreement with a revised effective date of April 1, 2009 (“Agreement”); and

WHEREAS, GMOL and Seneca wish to amend the Agreement for the primary purpose of removing the facility in Buhl, Idaho as a Core Alliance Plant in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the covenants and conditions contained herein, the parties agree as follows:

I.	Core Alliance Plants

GMOL shall make a one-time payment to Seneca in the amount of $* in consideration for removal of the Buhl Facility from the definition of Core Alliance Plants as of the Amendment Date (“Payment”).   Payment will be made by GMOL via wire transfer within three business days after receipt of a fully executed copy of this Amendment.

The “Buhl Facility” shall mean the vegetable processing facility currently operated by Seneca in Buhl, Idaho. Exhibit A is deleted in its entirety and replaced with the attached Amended Exhibit A to reflect the new status of the Buhl Facility as a Former Alliance Plant.

After making the Payment, GMOL shall have no further responsibilities for, and shall not make payment for, any expenses related to the Buhl Facility or liabilities arising from the Buhl Facility, including without limitation: (a) any obligation to employ, pay severance or any other expenses or obligation associated with persons employed at the Buhl Facility; (b) the transfer of volume away from the Buhl Facility; or (c) a closing or sale of the Buhl facility (collectively, “Excluded Expenses”).

Notwithstanding anything herein to the contrary, the Excluded Expenses are not intended to alter GMOL’s obligations under the Agreement to pay for expenses that are properly part of Fully Allocated Costs attributable to Product purchased by GMOL under the Agreement (subject to the adjustments set forth in Section III hereof).  GMOL shall continue to pay the Transfer Price, as set forth in Article III of the Agreement, for any Products GMOL continues to purchase out of the Buhl Facility except as set forth in Section III “Adjustment to Fully Allocated Costs” hereof.

Seneca shall cooperate with GMOL to facilitate the transfer of Products from the Buhl Facility to the Seneca Facilities in Glencoe, Minnesota and Montgomery, Minnesota as requested by GMOL.  The Price terms set out in the Agreement shall continue to apply to such transferred volume.

II.	RCP Program

The Payment for the removal of the Buhl Facility shall have the following impact on the method of calculating  future RCP Principal Balances.  The Payment shall result in a one-time reduction of $* to RCP Principal Balance in the year ending March 31, 2011.  (The process underlying this reduction is reflected in Amended Exhibit C, attached hereto, wherein the Payment is included as a positive cash flow item that increases the Net Free Cash Flow and, in turn, decreases RCP Principal Balance.)  As of Amendment Date, Buhl shall be removed from “RCP Plants” (as defined in section 7.1(i)) and the RCP Principal Balance shall not include any capital cost, depreciation expense, cost of credit or any other expense of any kind relating to the Buhl Facility.

Exhibit C is deleted and replaced in its entirety and with an updated exhibit reflecting the new RCP Principal Balance attached as Amended Exhibit C.  The Buhl Facility shall be removed from the definition of RCP Plants.

III.	Adjustment to Fully Allocated Costs

The parties acknowledge that GMOL is currently paying for a portion of the depreciation and amortization associated with assets and equipment leases at the Buhl Facility (“A&E Costs”).  A&E Costs shall include, without limitation, the assets and leases listed in the attached Exhibit 1A, but shall not include the items listed as “Excluded” in Exhibit 1A.  Effective April 1, 2010, any and all charges arising from A&E Costs shall be removed from Fully Allocated Costs and Seneca shall not charge GMOL for any portion of A&E Costs through Fully Allocated Costs or any other mechanism.  The estimated reduction in A&E Costs is reflected in Exhibit 1B.

All other terms and conditions in the Agreement shall remain unaltered and in full force and effect. All terms not defined herein shall have the meaning set forth in the Agreement.  This Amendment may be executed in counter parts and facsimile or email signatures shall be valid and enforceable.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

SENECA FOODS CORPORATION                                                                                     GENERAL MILLS OPERATIONS, LLC

By:           /s/Paul Palmby                                                                By:           /s/Jerald Young

Title:           Executive Vice President COO                                                  Title:           Vice President, Finance Supply Chain

Date:           June 11, 2010                                                                Date:           June 11, 2010

Amended Exhibit A

* Note:  This exhibit, consisting of one page, has been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended.

Amended Exhibit C

* Note:  This exhibit, consisting of one page, has been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended.

Exhibit 1A

* Note:  This exhibit, consisting of 62 pages, has been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended.

Amended Exhibit 1B

* Note:  This exhibit, consisting of two pages, has been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended.